Exhibit 21.1

Subsidiaries of the Registrant

The following is a list of subsidiaries of the Registrant, omitting subsidiaries which, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary of the Registrant as of December 31, 2023:

Entity Name	Jurisdiction
US DATA MINING GROUP, INC.	Nevada
US DATA TECHNOLOGIES GROUP LTD	Delaware
U.S. DATA LONE STAR, INC.	Nevada
PECOS DATA TECHNOLOGIES, LLC	Nevada
US DATA MANAGEMENT GROUP LLC	Delaware
U.S. DATA GROUP, INC.	Nevada
US MINING INFRASTRUCTURE OPERATIONS LLC	Delaware
USMIO ALPHA LLC	Delaware
USMIO CHARLIE LLC	Delaware
USMIO DELTA LLC	Delaware
USMIO FOXTROT LLC	Delaware
U.S. DATA ENERGY GROUP, INC.	Nevada
US DATA MINING ENERGY GROUP INC.	Nevada
USMIO ECHO LLC	Delaware
US DATA KING MOUNTAIN LLC	Nevada
US DATA GUARDIAN LLC	Nevada
US DATA VENTURES LLC	Delaware
US COMPUTE AI CORP	Delaware
US DATA LLC	Delaware
HUT 8 MINING CORP.	British Columbia, Canada
HUT 8 HIGH PERFORMANCE COMPUTING INC.	British Columbia, Canada
HUT 8 INFRASTRUCTURE LLC	Delaware
ROCKY BUTTE LAND HOLDCO, LLC	Delaware
ROCKY BUTTE POWER HOLDCO, LLC	Texas

All of the above listed subsidiaries have been consolidated in our consolidated financial statements.